Exhibit 1.12

EXECUTION VERSION

Entergy Texas, Inc.
1,400,000 Shares
5.375% Series A Preferred Stock, Cumulative, No Par Value
(Liquidation Value $25 Per Share)
UNDERWRITING AGREEMENT
September 3, 2019
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:
The undersigned, Entergy Texas, Inc., a Texas corporation (the “Company”), proposes to issue and sell to Morgan Stanley & Co. LLC (the “Underwriter”) an aggregate of 1,400,000 shares of the Company’s 5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) (the “Stock”), in accordance with the terms set forth in this Underwriting Agreement (this “Underwriting Agreement”).

SECTION 1.Purchase and Sale. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company shall issue and sell to the Underwriter, and the Underwriter shall purchase from the Company, at the time and place herein specified, 1,400,000 shares of Stock at the purchase price of $24.2125 per share.

SECTION 2.Description of Stock. The Stock shall have the designation, preferences, rights, powers and restrictions set forth in the Company’s Amended and Restated Certificate of Formation, as amended by the Statement of Resolution Establishing the Series A Preferred Stock of Entergy Texas, Inc. (the “Resolution”) to be filed prior to the Closing Date (the Amended and Restated Certificate of Formation as amended by the Resolution is hereinafter referred to as the “Certificate of Formation”); such Resolution will establish the Stock as a new series of the Company’s preferred stock, with no par value (the “Preferred Stock”) and fix those terms and characteristics thereof in respect of which there may be variations among the series of the Preferred Stock.

SECTION 3.Representations and Warranties of the Company. The Company represents and warrants to the Underwriter, and covenants and agrees with the Underwriter, that:

(a)The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Texas and has the necessary corporate power and authority to conduct the business that it is described in the Disclosure Package as conducting and to own and operate the properties owned and operated by it in such business and is in good standing and duly qualified to conduct such business as a foreign corporation in the State of Louisiana.

(b)The Company meets the requirements for the use of an “automatic shelf registration statement”, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and the Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-233403-02) for the registration of an indeterminate aggregate offering price of the Preferred Stock, including the Stock, under the Securities Act, and such registration statement became effective upon filing with the Commission. At the time of filing such registration statement (File No. 333-233403-02) and at the date hereof, (i) the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) and (ii) the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act). No stop order suspending the effectiveness of such registration statement (File No. 333-233403-02) or any part thereof has been issued, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or relating to the offering of the Stock has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use by the Company of such registration statement (File No. 333-233403-02) pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. The prospectus of the Company forming a part of such registration statement (File No. 333-233403-02), at the time such registration statement (File No. 333-233403-02) (or the Company’s most recent amendment thereto filed prior to the Applicable Time (as defined herein)) initially became effective, including all of the documents of the Company incorporated by reference therein at that time pursuant to Item 12 of Form S-3, is hereinafter referred to as the “Basic Prospectus.” In the event that (i) the Basic Prospectus shall have been amended, revised or supplemented (but excluding any amendments, revisions or supplements to the Basic Prospectus relating solely to securities of the Company other than the Stock) prior to the Applicable Time including, without limitation, by any preliminary prospectus supplement relating to the offering and sale of the Stock that is deemed to be part of and included in such registration statement (File No. 333-233403-02) pursuant to Rule 430B(e) under the Securities Act, or (ii) the Company shall have filed documents pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the time such registration statement (File No. 333-233403-02) (or the most recent amendment thereto filed prior to the Applicable Time) became effective and prior to the Applicable Time (but excluding documents incorporated therein by reference relating solely to securities of the Company other than the Stock), which are incorporated or deemed to be incorporated by reference in the Basic Prospectus pursuant to Item 12 of Form S-3, the term “Basic Prospectus” as used herein shall also mean such prospectus as so amended, revised or supplemented and reflecting such incorporation by reference. The various parts of such registration statement (File No. 333-233403-02), in the form in which such parts became effective and as such parts may have been amended by all amendments thereto as of the Applicable Time (including, as an amendment, any document of the Company incorporated or deemed to be incorporated by reference in the Basic Prospectus), and including any information omitted from such registration statement (File No. 333-233403-02) at the time such part of such registration statement (File No. 333-233403-02), as so amended, became effective but that is deemed to be part of such registration statement (File No. 333-233403-02) pursuant to Rule 430B under the Securities Act, are hereinafter referred to as the “Registration Statement.” The Basic Prospectus as it shall be supplemented to reflect the terms of the offering and sale of the Stock by a prospectus supplement dated the date hereof, to be filed with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”), is hereinafter referred to as the “Prospectus.”

(c) (i) After the Applicable Time and during the time specified in Section 6(e) hereof, the Company will not file any amendment to the Registration Statement or any supplement to the Prospectus or the Disclosure Package (except any amendment or supplement relating solely to securities of the Company other than the Stock), and (ii) between the Applicable Time and the Closing Date (as defined herein), the Company will not file any document that is to be incorporated by reference in, or any supplement to, the Basic Prospectus, in either case, without prior notice to the Underwriter and to Pillsbury Winthrop Shaw Pittman LLP (“Counsel for the Underwriter”), or any such amendment or supplement to which the Underwriter or said Counsel shall reasonably object on legal grounds in writing. For purposes of this Underwriting Agreement, any document that is filed with the Commission after the Applicable Time and incorporated or deemed to be incorporated by reference in the Prospectus or the Disclosure Package (except documents incorporated by reference relating solely to securities of the Company other than the Stock) pursuant to Item

12 of Form S-3 shall be deemed a supplement to the Prospectus or the Disclosure Package, as the case may be.

(d)The Registration Statement, as of the latest date as of which any part of the Registration Statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the rules and regulations of the Commission thereunder, and the Basic Prospectus, when delivered to the Underwriter for its use in marketing the Stock, fully complied, and the Prospectus, at the time it is filed with the Commission pursuant to Rule 424(b) and at the Closing Date, as it may then be amended or supplemented, will fully comply, in all material respects with the applicable provisions of the Securities Act and the rules and regulations of the Commission thereunder or pursuant to said rules and regulations did or will be deemed to comply therewith. The documents incorporated or deemed to be incorporated by reference in the Basic Prospectus and the Prospectus pursuant to Item 12 of Form S-3, on the date filed with the Commission pursuant to the Exchange Act, fully complied or will fully comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder or pursuant to said rules and regulations did or will be deemed to comply therewith. No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Underwriting Agreement except as set forth on Part C of Schedule I hereto or such other documents as were delivered to the Underwriter prior to the date of this Underwriting Agreement. The Registration Statement did not, as of the latest date as of which any part of the Registration Statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the rules and regulations of the Commission thereunder, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time that the Basic Prospectus was delivered to the Underwriter for its use in marketing the Stock, the Basic Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of its date and at the Closing Date, the Prospectus, as it may then be amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, on said dates and at such times, the documents then incorporated or deemed to be incorporated by reference in the Basic Prospectus and the Prospectus pursuant to Item 12 of Form S-3, when taken together with the Basic Prospectus and the Prospectus, or the Prospectus, as it may then be amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this paragraph (d) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in connection with the preparation of the Registration Statement, the Basic Prospectus or the Prospectus, as they may be then amended or supplemented (it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 9(b) hereof).

(e)The Disclosure Package, and each electronic roadshow, if any, identified in Part B of Schedule I hereto, when taken together with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the documents then incorporated or deemed to be incorporated by reference in the Disclosure Package, when taken together with the Disclosure Package, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in connection with the preparation of the Disclosure Package (it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 9(b) hereof). For purposes hereof, (i) “Disclosure Package” shall mean (x) the Basic Prospectus as amended or supplemented immediately prior to 2:40 P.M. New York City time (1:40 P.M. Central time) on the date of this Underwriting Agreement (the time at which the Underwriter and the Company agreed upon the pricing terms set forth in the final term sheet attached as Annex A to Schedule I hereto) (the “Applicable Time”), (y) the Free Writing Prospectuses, if any, identified in Part A of Schedule I hereto and (z) the additional information, if any, identified in Part D of Schedule I hereto, (ii) “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, and (iii) “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act.

(f)Each Issuer Free Writing Prospectus, including the final term sheet prepared and filed pursuant to Section 6(b) hereof, does not include any information that conflicts with the information contained in the Registration Statement, the Basic Prospectus or the Prospectus, including any document incorporated or deemed to be incorporated by reference therein that has not been superseded or modified. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in connection with the preparation of the Disclosure Package (it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 9(b) hereof).

(g)The fulfillment of the terms of this Underwriting Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Formation, the Resolution or any indenture or other agreement or instrument to which the Company is now a party.

(h)Except as set forth in or contemplated by the Disclosure Package, the Company possesses adequate franchises, licenses, permits, and other rights to conduct its business and operations as now conducted, without any known conflicts with the rights of others that could have a material adverse effect on the Company.

(i)The Company maintains (x) systems of internal controls and processes sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto; and (y) disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act).

(j)Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or subsidiary of the Company is currently subject to any U.S. sanctions administered by the

Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC

SECTION 4.Offering. The Company is advised by the Underwriter that it proposes to make a public offering of the Stock as soon after the effectiveness of this Underwriting Agreement as in its judgment is advisable. The Company is further advised by the Underwriter that the Stock will be offered to the public at the initial public offering price specified in the Prospectus plus accumulated dividends, if any, from the Closing Date.

SECTION 5.Time and Place of Closing; Delivery of the Stock. Delivery of the Stock and payment to the Company of the purchase price therefor by wire transfer of immediately available funds shall be made at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, at 10:00 A.M., New York City time, on September 10, 2019, or at such other time on the same or such other day as shall be agreed upon by the Company and the Underwriter. The hour and date of such delivery and payment are herein called the “Closing Date.” The Stock shall be delivered to the Underwriter in book-entry only form through the facilities of The Depository Trust Company in New York, New York. The certificate for the Stock shall be in the form of one typewritten global certificate in fully registered form, in the aggregate number of shares of the Stock, and registered in the name of Cede & Co., as nominee of The Depository Trust Company. The Company agrees to make the Stock available to the Underwriter for checking not later than 2:30 P.M., New York City time, on the last business day preceding the Closing Date at such place as may be agreed upon between the Underwriter and the Company, or at such other time and/or date as may be agreed upon between the Underwriter and the Company.

SECTION 6.Covenants of the Company. The Company covenants and agrees with the Underwriter that:

(a)Not later than the Closing Date, the Company will deliver to the Underwriter a conformed copy of the Registration Statement in the form that it or the most recent post-effective amendment thereto became effective, certified by an officer of the Company to be in such form.

(b)The Company will prepare a final term sheet, containing a description of the final terms of the Stock and the offering thereof, in a form approved by the Underwriter and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule.

(c)The Company will deliver to the Underwriter as many copies of the Prospectus (and any amendments or supplements thereto) and each Issuer Free Writing Prospectus as the Underwriter may reasonably request.

(d)The Company will cause the Prospectus to be filed with the Commission pursuant to and in compliance with Rule 424(b) (without reliance on Rule 424(b)(8) under the Securities Act) and will advise the Underwriter promptly of the issuance of any stop order under the Securities Act with respect to the Registration Statement, any Issuer Free Writing Prospectus, the Basic Prospectus or the Prospectus or the institution of any proceedings therefor or pursuant to Section 8A of the Securities Act of which the Company shall have received notice. The Company will use its best efforts to prevent the issuance of any such stop order and to secure the prompt removal thereof if issued.

(e)During such period of time as the Underwriter is required by law to deliver a prospectus (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) after this Underwriting Agreement has become effective, if any event relating to or affecting the Company, or of which the Company shall be advised by the Underwriter in writing, shall occur that in the Company’s opinion should be set forth in a supplement or amendment to the Prospectus or the Disclosure Package in order to make the Prospectus or the Disclosure Package not misleading in the light of the circumstances existing when it is delivered (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) to a purchaser of the Stock, the Company will amend or supplement the Prospectus or the Disclosure Package by either (i) preparing and filing with the Commission and furnishing to the Underwriter a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus or the Disclosure Package, or (ii) making an appropriate filing pursuant to Section 13, 14 or 15(d) of the Exchange Act that will supplement or amend the Prospectus or the Disclosure Package, so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus or the Disclosure Package is delivered (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) to a purchaser, not misleading. Unless such event relates solely to the activities of the Underwriter (in which case the Underwriter shall assume the expense of preparing any such amendment or supplement), the expenses of complying with this Section 6(e) shall be borne by the Company until the expiration of nine months from the time of effectiveness of this Underwriting Agreement, and such expenses shall be borne by the Underwriter thereafter.

(f)The Company will make generally available to its security holders, as soon as practicable, an earning statement (which need not be audited) covering a period of at least twelve months beginning after the “effective date of the registration statement” within the meaning of Rule 158 under the Securities Act, which earning statement shall be in such form, and be made generally available to security holders in such a manner, as to meet the requirements of the last paragraph of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(g)At any time within six months of the date hereof, the Company will furnish such proper information as may be lawfully required by, and will otherwise cooperate in qualifying the Stock for offer and sale under, the blue sky laws of such jurisdictions as the Underwriter may reasonably designate, provided that the Company shall not be required to qualify as a foreign corporation or dealer in securities, to file any consents to service of process under the laws of any jurisdiction, or to meet any other requirements deemed by the Company to be unduly burdensome.

(h)The Company will, except as herein provided, pay all fees, expenses and taxes (except transfer taxes) in connection with the offering of the Stock, including with respect to (i) the preparation and filing of the Registration Statement and any post-effective amendments thereto, (ii) the printing, issuance and delivery of the Stock, (iii) legal counsel relating to the qualification of the Stock under the blue sky laws of various jurisdictions in an amount not to exceed $3,500, (iv) the printing and delivery to the Underwriter of reasonable quantities of copies of the Registration Statement, any preliminary (and any supplemental) blue sky survey, the Basic Prospectus, each Issuer Free Writing Prospectus, and the Prospectus and any amendment or supplement thereto, except as otherwise provided in paragraph (e) of this Section 6, (v) the rating of the Stock by one or more nationally recognized statistical rating agencies, (vi) the applicable Commission filing fees relating to the Stock within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso thereof, (vii) the listing of the Stock on the New York Stock Exchange (the “NYSE”) and (viii) filings or other notices (if any) with or to, as the case may be, the Financial Industry Regulatory Authority (“FINRA”) in connection with its review of the terms of the offering. Except as provided above, the Company shall not be required to pay any expenses of the Underwriter, except that, if this Underwriting Agreement shall be terminated in accordance with the provisions of Section 7, 8 or 12 hereof, the Company will reimburse the Underwriter for the (A) reasonable fees and expenses of Counsel for the Underwriter, whose fees and expenses the Underwriter agree to pay in any other event, and (B) reasonable out-of-pocket expenses in an aggregate amount not exceeding $15,000, incurred in contemplation of the performance of this Underwriting Agreement. The Company shall not in any event be liable to the Underwriter for damages on account of loss of anticipated profits.

(i)During a period of 30 days from the date of this Underwriting Agreement, the Company will not, without the prior written consent of the Underwriter, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any share of Preferred Stock that is substantially similar to the Stock (other than the Stock) or any security convertible into or exchangeable into or exercisable for Preferred Stock.

(j)The Company agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Underwriter, and the Underwriter agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act, other than the final term sheet prepared and filed pursuant to Section 6(b) hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses identified in Parts A and B of Schedule I hereto and any electronic road show identified in Part B of Schedule I hereto. Any such Free Writing Prospectus consented to by the Underwriter or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including, if applicable, in respect of timely filing with the Commission, legending and record keeping.

SECTION 7.Conditions of the Underwriter’s Obligations. The obligations of the Underwriter to purchase and pay for the Stock shall be subject to the accuracy on the date hereof and on the Closing Date of the representations and warranties made herein on the part of the Company and of any certificates furnished by the Company on the Closing Date and to the following conditions:

(a)The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) prior to 5:30 P.M., New York City time, on the second business day following the date of this Underwriting Agreement, or such other time and date as may be agreed upon by the Company and the Underwriter; and the final term sheet contemplated by Section 6(b) hereof and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act.

(b)No stop order suspending the effectiveness of the Registration Statement, or preventing or suspending the use of the Basic Prospectus, any Issuer Free Writing Prospectus or the Prospectus, shall be in effect at or prior to the Closing Date, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or relating to the offering of the Stock shall be pending before, or, to the knowledge of the Company or the Underwriter, threatened by, the Commission on the Closing Date, and no notice of objection of the Commission to the use by the Company of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; and the Underwriter shall have received a certificate, dated the Closing Date and signed by the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company, authorized to act for the Company, to the effect that, as of the Closing Date, no such stop order has been or is in effect, that no proceedings for such purposes are pending before or, to the knowledge of the Company, threatened by the Commission, and that no such notice of objection has been received.

(c)At the Closing Date, there shall have been issued and there shall be in full force and effect, to the extent legally required for the issuance and sale of the Stock, one or more orders of the Federal Energy Regulatory Commission (the “FERC”) under the Federal Power Act authorizing the issuance and sale of the Stock on the terms set forth in, or contemplated by, this Underwriting Agreement.

(d)At the Closing Date, the Underwriter shall have received from Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, LLC, Duggins Wren Mann & Romero, LLP, and Morgan, Lewis & Bockius LLP, opinions, dated the Closing Date, substantially in the forms set forth in Exhibits A, B and C hereto, respectively, (i) with such changes therein as may be agreed upon by the Company and the Underwriter with the approval of Counsel for the Underwriter, and (ii) if the Disclosure Package or the Prospectus shall be supplemented after being furnished to the Underwriter for use in offering the Stock, prior to the Closing Date, with changes therein to reflect such supplementation.

(e)At the Closing Date, the Underwriter shall have received from Counsel for the Underwriter an opinion, dated the Closing Date, substantially in the form set forth in Exhibit D hereto, with such changes therein as may be necessary to reflect any supplementation of the Disclosure Package or the Prospectus prior to the Closing Date.

(f)On or prior to the date this Underwriting Agreement became effective, the Underwriter shall have received from Deloitte & Touche LLP, the Company’s independent registered public accountants (the “Accountants”), a letter dated the date hereof and addressed to the Underwriter to the effect that (i) they are independent registered public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the financial statements and financial statement schedules of the Company audited by them and included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; (iii) on the basis of performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in AS Section 4105, Reviews of Interim Financial Information, on the latest unaudited financial statements, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, a reading of the latest available interim unaudited financial statements of the Company, the minutes of the meetings of the Board of Directors of the Company, the Executive Committee thereof, if any, other committees thereof specified therein, and the stockholder of the Company, since December 31, 2018 to a specified date not more than three business days prior to the date of such letter, and inquiries of officers of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards and they would not necessarily reveal matters of significance with respect to the comments made in such letter and, accordingly, that the Accountants make no representations as to the sufficiency of such procedures for the purposes of the Underwriter), nothing has come to their attention that caused them to believe that, to the extent applicable, (A) the unaudited financial statements of the Company (if any) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations thereunder; (B) any material modifications should be made to said unaudited financial statements for them to be in conformity with generally accepted accounting principles; (C) at the date of the latest available balance sheet read by the Accountants and at a subsequent specified date not more than three business days prior to the date of the letter, there was any change in capital stock, increase in long-term debt of the Company, increase in its net current liabilities or decrease in common equity, in each case as compared with amounts shown in the most recent balance sheet incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, except in all instances for changes, increases or decreases that the Registration Statement, the Disclosure Package or the Prospectus discloses have occurred or may occur, for declarations of dividends, for the repayment or redemption of long-term debt, for the amortization of premiums or discounts on long-term debt, for any increases in long-term debt in respect of previously issued pollution control, solid waste disposal or industrial development revenue bonds, or for changes, increases or decreases as set forth in such letter, identifying the same and specifying the amount thereof; and (D) for the period from the closing date of the most recent income statement incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus to the closing date of the latest available income statement read by the Accountants, there were any decreases, as compared to the corresponding period in the preceding year, in the Company’s operating revenues, operating income or net income, except in all instances for decreases that the Registration Statement, the Disclosure Package or the Prospectus discloses have occurred or may occur or decreases as set forth in such letter, identifying the same and specifying the amount thereof; and (iv) stating that they have compared specific dollar amounts, percentages of revenues and earnings and other financial information pertaining to the Company (x) set forth in the Registration Statement, the Disclosure Package and the Prospectus, and (y) set forth in documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act as specified in Exhibit E hereto, in each case, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting records of the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letter, and found them to be in agreement.

(g)At the Closing Date, the Underwriter shall have received a certificate, dated the Closing Date and signed by the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company, authorized to act for the Company, to the effect that (i) as of the Closing Date, the representations and warranties of the Company contained herein are true and correct, (ii) the Company has performed and complied with all agreements and conditions in this Underwriting Agreement to be performed or complied with by the Company at or prior to the Closing Date and (iii) since the most recent date as of which information is given in the Prospectus, as it may then be amended or supplemented, there has not been any material adverse change in the business, property or financial condition of the Company and there has not been any material transaction entered into by the Company, other than transactions in the ordinary course of business, in each case other than as referred to in, or contemplated by, the Prospectus, as it may then be amended or supplemented.

(h)At the Closing Date, the Underwriter shall have received from the Accountants a letter, dated the Closing Date, confirming, as of a date not more than five days prior to the Closing Date, the statements contained in the letter delivered pursuant to Section 7(f) hereof.

(i)On or prior to the Closing Date, the Underwriter shall have received from the Company evidence reasonably satisfactory to the Underwriter that the Stock has received ratings of at least [Intentionally omitted] from Moody’s Investors Service, Inc. (“Moody’s”) and at least [Intentionally omitted] from S&P Global Ratings (“S&P”).

(j)Between the date hereof and the Closing Date, neither Moody’s nor S&P shall have lowered its rating of any of the Company’s outstanding securities in any respect.

(k)Between the date hereof and the Closing Date, no event shall have occurred with respect to or otherwise affecting the Company that, in the reasonable opinion of the Underwriter, materially impairs the investment quality of the Stock.

(l)On or prior to the Closing Date, the Company shall have filed the Resolution in the Office of the Texas Secretary of State in form and substance reasonably satisfactory to the Underwriter, and such filing shall have been accepted by the Office of the Texas Secretary of State.

(m)On or prior to the Closing Date, the Company shall have applied for the Stock to be listed on the NYSE.

(n)All legal matters in connection with the issuance and sale of the Stock shall be satisfactory in form and substance to Counsel for the Underwriter.

(o)The Company shall furnish the Underwriter with additional conformed copies of such opinions, certificates, letters and documents as may be reasonably requested.

If any of the conditions specified in this Section 7 shall not have been fulfilled, this Underwriting Agreement may be terminated by the Underwriter at any time on or prior to the Closing Date upon notice thereof to the Company. Any such termination shall be without liability of any party to any other party, except as otherwise provided in paragraph (h) of Section 6 and in Section 10 hereof.
SECTION 8.Conditions of the Company’s Obligations. The obligations of the Company hereunder shall be subject to the following conditions:

(a)No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Basic Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall be in effect at or prior to the Closing Date, and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or relating to the offering of the Stock shall be pending before, or threatened by, the Commission on the Closing Date, and no notice of objection of the Commission to the use by the Company of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received.

(b)At the Closing Date, there shall have been issued and there shall be in full force and effect, to the extent legally required for the issuance and sale of the Stock, one or more orders of the FERC under the Federal Power Act authorizing the issuance and sale of the Stock on the terms set forth in, or contemplated by, this Underwriting Agreement.

In case any of the conditions specified in this Section 8 shall not have been fulfilled, this Underwriting Agreement may be terminated by the Company at any time on or prior to the Closing Date upon notice thereof to the Underwriter. Any such termination shall be without liability of any party to any other party, except as otherwise provided in paragraph (h) of Section 6 and in Section 10 hereof.

SECTION 9.Indemnification.

(a)The Company shall indemnify, defend and hold harmless the Underwriter, each agent of the Underwriter and each person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which the Underwriter or any or all of them may become subject under the Securities Act or any other statute or common law and shall reimburse the Underwriter and any such controlling person for any legal or other expenses (including to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as amended or supplemented, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or upon any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, the Prospectus, or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 6(b) hereof, as each may be amended or supplemented, or in the Disclosure Package, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this paragraph shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for use in connection with the preparation of the Registration Statement, the Basic Prospectus, the Prospectus, or any Issuer Free Writing Prospectus or any amendment or supplement to any thereof, or the Disclosure Package (it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 9(b) hereof); and provided further, that the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of the Underwriter, or to the benefit of any person controlling the Underwriter, on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of the Stock to any person in respect of the Basic Prospectus or any Issuer Free Writing Prospectus, each as may be then supplemented or amended, furnished by the Underwriter to a person to whom any of the Stock were sold (excluding in all cases, however, any document then incorporated by reference therein), insofar as such indemnity relates to any untrue or misleading statement or omission made in such Basic Prospectus or Issuer Free Writing Prospectus, if a copy of a supplement or amendment to such Basic Prospectus or Issuer Free Writing Prospectus (excluding in all cases, however, any document then incorporated by reference therein) (i) is furnished on a timely basis by the Company to the Underwriter, (ii) is required to have been conveyed to such person by or on behalf of the Underwriter, at or prior to the entry into the contract of sale of the Stock with such person, but was not so conveyed (which conveyance may be oral (if permitted by law) or written) by or on behalf of the Underwriter and (iii) would have cured the defect giving rise to such loss, claim, damage, liability, expense or action.

(b)The Underwriter shall indemnify, defend and hold harmless the Company, its directors and officers and each person who controls the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any action, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as amended or supplemented, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or upon any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or in the Disclosure Package or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, if, but only if, such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for use in connection with the preparation of the Registration Statement, the Basic Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or of the Disclosure Package. The Company acknowledges that the statements set forth in the (i) last paragraph of the cover page of the Prospectus regarding delivery of the Stock and (ii) third paragraph, the fourth sentence of the sixth paragraph and the eighth paragraph under the caption “Underwriting” in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement, the Basic Prospectus, the Prospectus, any Issuer Free Writing Prospectus and the Disclosure Package.

(c)In case any action shall be brought, based upon the Registration Statement, the Basic Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Disclosure Package, against any party in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such party (hereinafter called the indemnified party) shall promptly notify the party or parties against whom indemnity shall be sought hereunder (hereinafter called the indemnifying party) in writing, and the indemnifying party shall have the right to participate at its own expense in the defense of any such action or, if it so elects, to assume (in conjunction with any other indemnifying party) the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses. If the indemnifying party shall elect not to assume the defense of any such action, the indemnifying party shall reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by such indemnified party. Such indemnified party shall have the right to employ separate counsel in any such action in which the defense has been assumed by the indemnifying party and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel has been specifically authorized by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include each of such indemnified party and the indemnifying party and such indemnified party shall have been advised by such counsel that a conflict of interest between the indemnifying party and such indemnified party may arise and for this reason it is not desirable for the same counsel to represent both the indemnifying party and the indemnified party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such indemnified party (plus any local counsel retained by such indemnified party in its reasonable judgment)). The indemnified party shall be reimbursed for all such fees and expenses as they are incurred. The indemnifying party shall not be liable for any settlement of any such action effected without its consent, but if any such action is settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity has or could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not contain any statement of the culpability of the indemnified party.

(d)If the indemnification provided for under subsections (a) or (b) in this Section 9 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and by the Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the offering (after deducting underwriting discounts and commissions but before deducting expenses) to the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by any of the Underwriter and such parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
SECTION 10.Survival of Certain Representations and Obligations. Any other provision of this Underwriting Agreement to the contrary notwithstanding, (a) the indemnity and contribution agreements contained in Section 9 of, and the representations and warranties and other agreements of the Company contained in, this Underwriting Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or by or on behalf of the Company or its directors or officers, or any person referred to in Section 9 hereof and (ii) acceptance of and payment for the Stock, and (b) the indemnity and contribution agreements contained in Section 9 shall remain operative and in full force and effect regardless of any termination of this Underwriting Agreement.

SECTION 11.Termination. This Underwriting Agreement shall be subject to termination by written notice from the Underwriter to the Company, if (a) after the execution and delivery of this Underwriting Agreement and prior to the Closing Date, (i) trading in the securities of the Company or generally shall have been suspended or materially limited on the NYSE by the New York Stock Exchange LLC, the Commission or other governmental authority, (ii) minimum or maximum ranges for prices shall have been generally established on the New York Stock Exchange by the New York Stock Exchange LLC, the Commission or other governmental authority, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearing services in the United States shall have occurred, (iv) there shall have occurred any material outbreak or escalation of hostilities or any calamity or crisis that, in the judgment of the Underwriter, is material and adverse, or (v) any material adverse change in financial, political or economic conditions in the United States or elsewhere shall have occurred and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event singly or together with any other such event makes it, in the reasonable judgment of the Underwriter, impracticable to market, sell or deliver the Stock. This Underwriting Agreement shall also be subject to termination, upon notice by the Underwriter as provided above, if, in the judgment of the Underwriter, the subject matter of any amendment or supplement (prepared by the Company) to the Disclosure Package or the Prospectus (except for information relating solely to the manner of public offering of the Stock or to the activity of the Underwriter or to the terms of any securities of the Company other than the Stock) filed or issued after the Applicable Time by the Company shall have materially impaired the marketability of the Stock. Any termination hereof, pursuant to this Section 11, shall be without liability of any party to any other party, except as otherwise provided in paragraph (h) of Section 6 and in Section 10 hereof.

SECTION 12.Miscellaneous. THE RIGHTS AND DUTIES OF THE PARTIES TO THIS UNDERWRITING AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES THAT MIGHT CALL FOR THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. This Underwriting Agreement shall become effective when a fully executed copy hereof is delivered to the Underwriter by the Company. This Underwriting Agreement may be executed in any number of separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute but one and the same agreement. This Underwriting Agreement shall inure to the benefit of the Company and the Underwriter and, with respect to the provisions of Section 9 hereof, each director, officer and other person referred to in Section 9 hereof, and the respective successors of each. Should any part of this Underwriting Agreement for any reason be declared invalid, such declaration shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Underwriting Agreement had been executed with the invalid portion thereof eliminated. Nothing herein is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of any provision in this Underwriting Agreement. The term “successor” as used in this Underwriting Agreement shall not include any purchaser, as such, of any Stock from the Underwriter.

SECTION 13.Notices. All communications hereunder shall be in writing and, if to the Underwriter, shall be mailed or delivered to the Underwriter at the addresses set forth at the beginning of this Underwriting Agreement, to the attention of Investment Banking Division (fax: 212-507-8999) or, if to the Company, shall be mailed or delivered to it at 10055 Grogans Mill Road, The Woodlands, Texas 77380, Attention: Treasurer, or, if to Entergy Services, LLC, shall be mailed or delivered to it at 639 Loyola Avenue, New Orleans, Louisiana 70113, Attention: Treasurer.

SECTION 14.Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

SECTION 15.No Fiduciary Duty. The Company hereby acknowledges that (a) the Underwriter is acting as a principal and not as an agent or fiduciary of the Company and (b) its engagement of the Underwriter in connection with the issuance of the Stock is as an independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgment in connection with the issuance of the Stock (irrespective of whether the Underwriter has advised or is currently advising the Company on related or other matters). Nothing in this Section 15 is intended to modify in any way the Underwriter’s obligations expressly set forth in this Underwriting Agreement.

SECTION 16.Integration. This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

SECTION 17.Qualified Financial Contracts. In the event that the Underwriter is a Covered Entity (as defined below) and becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from the Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that the Underwriter is a Covered Entity or a BHC Act Affiliate (as defined below) of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Underwriting Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement were governed by the laws of the United States or a state of the United States. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[Signature page follows]

Very truly yours,
Entergy Texas, Inc.
By: /s/ Kevin Marino
Name: Kevin Marino
Title: Assistant Treasurer
Accepted as of the date first above written:
Morgan Stanley & Co. LLC
By: /s/ Hector Vazquez
Name:    Hector Vazquez
Title:    Vice President

Schedule I
Part A - Schedule of Free Writing Prospectuses included in the Disclosure Package

•	Final Term Sheet attached to this Schedule I as Annex A (Issuer Free Writing Prospectus)
Part B - Schedule of Free Writing Prospectuses not included in the Disclosure Package

•	None
Part C - Additional Documents Incorporated by Reference

•	None
Part D - Additional Information

•	None

ANNEX A TO SCHEDULE i
Entergy Texas, Inc.
1,400,000 Shares
5.375% Series A Preferred Stock, Cumulative, No Par Value
(Liquidation Value $25 Per Share)
Final Terms and Conditions
September 3, 2019

Issuer:	Entergy Texas, Inc. (the “Issuer”)

Security Type:	Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) (SEC Registered) (the “Preferred Stock”)

Expected Ratings(1):	[Intentionally omitted]

Trade Date:	September 3, 2019

Settlement Date (T+5)(2):	September 10, 2019

Size:	1,400,000 Shares

Liquidation Value:	$25.00

Dividend Rate:	5.375%

Dividend Payment Dates:	Quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 2020

Term:	Perpetual

Optional Redemption Terms:	The Issuer may, at its option, redeem the Preferred Stock:

Ratings Event Call:
 at any time prior to October 15, 2024, within 120 days after the conclusion of any review or appeal process instituted by the Issuer, if any, following the occurrence of a Ratings Event (as defined in the Issuer’s Preliminary Prospectus Supplement dated September 3, 2019), in whole, but not in part, at a redemption price in cash equal to $25.50 per share of Preferred Stock plus accumulated and unpaid dividends to and including the redemption date; or

Par Call:
on or after October 15, 2024, at any time and from time to time, in whole or in part, at a redemption price in cash equal to $25.00 per share of Preferred Stock plus accumulated and unpaid dividends to and including the redemption date.

Price to Public:	$25.00 per share of Preferred Stock

Underwriting Discount:	$0.7875 per share of Preferred Stock

Net Proceeds Before Expenses:	$33,897,500

Listing:	NYSE

CUSIP / ISIN:	29365T 302 / US29365T3023

Sole Book-Running Manager:	Morgan Stanley & Co. LLC

______________________
(1) A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
(2) It is expected that delivery of the Preferred Stock will be made on or about September 10, 2019, which will be the fifth business day following the date hereof (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Preferred Stock more than two business days prior to the scheduled settlement date will be required, by virtue of the fact that the Preferred Stock initially will settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Preferred Stock who wish to trade the Preferred Stock prior to their date of delivery should consult their own advisors.
______________________
The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, a copy of the prospectus for the offering can be obtained by calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

EXHIBIT A
[Letterhead of Entergy Services, LLC]
September 10, 2019
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:
I, together with Morgan, Lewis & Bockius LLP, of New York, New York, and Duggins Wren Mann & Romero, LLP, of Austin, Texas, have acted as counsel for Entergy Texas, Inc., a Texas corporation (the “Company”), in connection with the issuance and sale to you, pursuant to the Underwriting Agreement, dated September 3, 2019 (the “Underwriting Agreement”), between the Company and you, of 1,400,000 shares of the Company’s 5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Par Value) (the “Preferred Stock”). This opinion is rendered to you at the request of the Company pursuant to Section 7(d) of the Underwriting Agreement. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Underwriting Agreement.
In my capacity as such counsel, I have either participated in the preparation of or have examined and am familiar with: (a) the Certificate of Formation (including the Resolution) and the Company’s Amended and Restated Bylaws; (b) the Underwriting Agreement; (c) the Registration Statement, the Disclosure Package and the Prospectus; (d) the records of various corporate proceedings relating to the authorization, issuance and sale of the Preferred Stock by the Company and the execution and delivery by the Company of the Underwriting Agreement; and (e) the proceedings before, and the order entered by, the FERC under the Federal Power Act relating to the issuance and sale of the Preferred Stock by the Company. I have also examined or caused to be examined such other documents and have satisfied myself as to such other matters as I have deemed necessary in order to render this opinion.
In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity with the originals of all documents submitted to me as copies, and the authenticity of the originals of such latter documents. In making my examination of documents and instruments executed or to be executed by persons other than the Company, I have assumed that each such other person had the requisite power and authority to enter into and perform fully its obligations thereunder, the due authorization by each such other person for the execution, delivery and performance thereof by such person, and the due execution and delivery by or on behalf of such person of each such document and instrument. In the case of any such other person that is not a natural person, I have also assumed, insofar as is relevant to the opinions set forth below, that each such other person is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such other person was created, and is duly qualified and in good standing in each other jurisdiction where the failure to be so qualified could reasonably be expected to have a material effect upon the ability of such other person to execute, deliver and/or perform such other person’s obligations under any such document or instrument. I have further assumed that each document, instrument, agreement, record and certificate reviewed by me for purposes of rendering the opinions expressed below has not been amended by oral agreement, conduct or course of dealing of the parties thereto, although I have no knowledge of any facts or circumstances that could give rise to such amendment.

As to questions of fact material to the opinions expressed herein, I have relied upon statements in the Registration Statement, the Disclosure Package and the Prospectus, and upon certificates and representations of officers of the Company (including but not limited to those contained in the Underwriting Agreement and certificates delivered at the closing of the sale of the Preferred Stock) and appropriate public officials without independent verification of such matters except as otherwise described herein.
Whenever my opinions herein with respect to the existence or absence of facts are stated to be to my knowledge or awareness, I intend to signify that no information has come to my attention or the attention of any other attorneys acting for or on behalf of the Company or any of its affiliates that have participated in the negotiation of the transactions contemplated by the Underwriting Agreement, in the preparation of the Registration Statement, the Disclosure Package and the Prospectus, or in the preparation of this opinion letter that would give me, or them, actual knowledge that would contradict such opinions. However, except to the extent necessary in order to give the opinions hereinafter expressed, neither I nor they have undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to knowledge of the existence or absence of such facts (except to the extent necessary in order to give the opinions hereinafter expressed) should be assumed.
My opinion in paragraph (1) below, insofar as it relates to the good standing of the Company under Louisiana law, is given exclusively in reliance upon a certification of the Secretary of State of Louisiana, upon which I believe I am justified in relying. A copy of such certification has been provided to you.
Subject to the foregoing and to the further exceptions and qualifications set forth below, I am of the opinion that:
(1)        The Company is in good standing and duly qualified to conduct the business that it is described as conducting in the Disclosure Package and the Prospectus as a foreign corporation in the State of Louisiana.
(2)        The statements made in the Basic Prospectus as amended and supplemented immediately prior to the Applicable Time (together with the other information in the Disclosure Package) and the Prospectus under the caption “Description of the Series A Preferred Stock”, insofar as they purport to constitute a summary of certain provisions of the Certificate of Formation (including the Resolution), constitute an accurate summary in all material respects.
(3)        Except as to the financial statements and other financial, statistical or accounting information, including any such data presented in interactive data format, included or incorporated by reference therein, upon which I do not express an opinion, the Registration Statement, on the date that it was filed by the Company with the Commission under the Securities Act, and the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b), complied as to form in all material respects with the applicable requirements of the Securities Act, and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to said instructions, rules and regulations are deemed to comply therewith; and, with respect to the documents or portions thereof filed by the Company with the Commission pursuant to the Exchange Act, and incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 (except as to the financial statements and other financial, statistical or accounting information, including any such data presented in interactive data format, included or incorporated by reference therein, upon which I do not express an opinion), such documents or portions thereof, on the date filed with the Commission, complied as to form in all material respects with the applicable provisions of the Exchange Act, and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to said instructions, rules and regulations are deemed to comply therewith; the Registration Statement was effective immediately upon filing under the Securities Act on the date that it was filed by the Company with the Commission thereunder; and, to my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened under Section 8(d) of the Securities Act.
(4)        An appropriate order has been entered by the FERC under the Federal Power Act authorizing the issuance and sale of the Preferred Stock by the Company; to my knowledge, such order is in full force and effect; no further approval, authorization, consent or other order of any governmental body (other than under the Securities Act, which has been duly obtained, or in connection or compliance with the provisions of the securities or blue sky laws of Louisiana) is legally required to permit the issuance and sale of the Preferred Stock by the Company pursuant to the Underwriting Agreement; and no further approval, authorization, consent or other order of any governmental body is legally required to permit the performance by the Company of its obligations with respect to the Preferred Stock or under the Underwriting Agreement.
(5)        The issuance and sale by the Company of the Preferred Stock and the execution, delivery and performance by the Company of the Underwriting Agreement (a) will not violate any provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Company pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking known to me (having made due inquiry with respect thereto) to which the Company is a party or which purports to be binding upon the Company or upon any of its assets, and (b) will not violate any provision of any law or regulation of the State of Louisiana or the United States of America applicable to the Company or, to my knowledge (having made due inquiry with respect thereto), any provision of any order, writ, judgment or decree of any Louisiana court or United States federal governmental instrumentality applicable to the Company (except that various consents of, and filings with, governmental authorities may be required to be obtained or made, as the case may be, in connection or compliance with the provisions of the securities or blue sky laws of the State of Louisiana).
In connection with the preparation by the Company of the Registration Statement, the Disclosure Package and the Prospectus, I have had discussions with certain of the officers, employees, and representatives of the Company and Entergy Services, LLC, with other counsel for the Company, and with the independent registered public accountants of the Company who audited certain of the financial statements incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus. I have also examined or caused to be examined such other documents and have satisfied myself as to such other matters as I have deemed necessary in order to render this statement of belief. Based on my review of the Registration Statement, the Disclosure Package and the Prospectus and the above-mentioned discussions, although I have not independently verified the accuracy, completeness or fairness of the statements included or incorporated by reference therein and take no responsibility therefor (except to the extent such statements relate to me or as expressly set forth in paragraph (2) above), no facts have come to my attention that cause me to believe that (i) the Registration Statement, as of the latest date as of which any part of the Registration Statement relating to the Preferred Stock became, or is deemed to have become, effective under the Securities Act in accordance with the rules and regulations of the Commission thereunder, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, at the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date or at the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. I do not express any opinion or belief as to (a)

the financial statements or other financial, statistical or accounting information, including any such data presented in interactive data format, included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, (b) the information contained in the Disclosure Package and the Prospectus under the caption “Description of the Series A Preferred Stock-Book-Entry Only Issuance - The Depository Trust Company” or (c) the assessments of or reports on the effectiveness of internal control over financial reporting incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.
I am a member of the Bar of the State of Louisiana, and this opinion is limited to the laws of the State of Louisiana and the federal laws of the United States of America.
This opinion is solely for your benefit in connection with the Underwriting Agreement and the transactions contemplated thereunder, and it may not be relied upon in any manner by any other person or for any other purpose, without my prior written consent.
Very truly yours,
Mark G. Otts, Esq.
Assistant General Counsel-Corporate and Securities

EXHIBIT B
[Letterhead of Duggins Wren Mann & Romero, LLP]
September 10, 2019
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:
We, together with Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, LLC and Morgan, Lewis & Bockius LLP, have acted as counsel to Entergy Texas, Inc., a Texas corporation (the “Company”), in connection with the issuance and sale to you, pursuant to the Underwriting Agreement, dated September 3, 2019 (the “Underwriting Agreement”), between the Company and you, of 1,400,000 shares of the Company’s 5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) (the “Preferred Stock”). This opinion letter is rendered to you at the request of the Company pursuant to Section 7(d) of the Underwriting Agreement. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Underwriting Agreement.
In our capacity as such counsel, we have either participated in the preparation of or have examined and are familiar with: (a) the Certificate of Formation (including the Resolution) and the Company’s Amended and Restated Bylaws; (b) the Underwriting Agreement; (c) the Registration Statement, the Disclosure Package and the Prospectus; and (d) the records of various corporate proceedings relating to the authorization, issuance and sale of the Preferred Stock by the Company and the execution and delivery by the Company of the Underwriting Agreement. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of the documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also examined or caused to be examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion letter. We have not examined the Preferred Stock, except a specimen thereof, and we have relied upon a certificate of the Transfer Agent and Registrar as to the countersignature and registration thereof.
Opinions
Subject to the foregoing, and to the further exceptions, assumptions and qualifications set forth below, we are of the opinion that:
1.    The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Texas, and has the necessary due corporate power and authority to conduct the business that it is described as conducting in the Disclosure Package and the Prospectus and to own and operate the properties owned and operated by it in such business in the State of Texas.
2.    The Preferred Stock has been duly authorized for issuance and sale to the Underwriter pursuant to the Underwriting Agreement and when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement will be validly issued, fully paid and non-assessable.

3.    The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
4.    No approval, authorization, consent or other order of any Texas governmental body (other than in connection with the provisions of the securities or blue sky laws of Texas on which we express no opinion) is legally required to permit the issuance and sale of the Preferred Stock by the Company pursuant to the Underwriting Agreement, or to permit the performance by the Company of its obligations under the Underwriting Agreement.
5.    The execution, delivery and performance by the Company of the Underwriting Agreement will not violate (i) any provision of the Certificate of Formation (including the Resolution) and the Company’s Amended and Restated Bylaws, (ii) any provision of any law or regulation of the State of Texas applicable to the Company or (iii) to the best of our knowledge (having made due inquiry with respect thereto), any provision of any order, writ, judgment, or decree of any Texas governmental instrumentality applicable to the Company (except that various consents of, and filings with, governmental authorities may be required to be obtained or made, as the case may be, in connection or compliance with the provisions of the securities or blue sky laws of Texas, on which we express no opinion).
Additional Qualifications and Assumptions
Our opinions above are subject, with your permission, to the following additional qualifications and assumptions:
(a)Our opinion in paragraph 1 above is limited to the power and authority conferred by the laws of the State of Texas, and we express no opinion concerning the power or authority of the Company to own property or conduct business in any other state.

(b)We express no opinion as to the effects, if any, of any usury, fraudulent transfer and conveyance, bankruptcy, choice of law, federal securities laws and regulations, the “blue sky” laws of the State of Texas, “blue sky” laws of any other state, or tax laws, rules, and regulations.

(c)We express no opinion as to the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities, and special political subdivisions (whether created or enabled through legislative action at the federal, state, local, or regional level), and judicial decisions to the extent that they deal with any of the foregoing.

(d)Our opinion set forth in paragraph 4 above relates only to statutory laws, rules, regulations, and orders that we, in the exercise of customary professional diligence, would reasonably recognize as being directly applicable to the Company or the transactions contemplated by the Underwriting Agreement.

(e)Regarding our opinion set forth in paragraph 5(iii) above concerning the non-violation of any orders, writs, judgments and decrees of any Texas governmental instrumentality, with your permission we have limited our inquiry as follows. With respect to the existence and effect of orders, writs, judgments and decrees of Texas governmental instrumentalities on matters other than orders, writs, judgments and decrees of the Public Utility Commission of Texas (the “PUCT”) and of Texas courts on matters regarding appeals of PUCT proceedings, our inquiry has been limited to a request made to the Company that it identify to us for our review any presently outstanding orders, writs, judgments and decrees of Texas governmental instrumentalities other than those constituting only money judgments and to our reliance on the Company’s certificate that there are no such presently outstanding orders, writs, judgments and decrees of Texas governmental instrumentalities other than money judgments. With respect to the existence and effect of orders, writs, judgments and decrees of the PUCT and of Texas courts on matters regarding appeals of PUCT proceedings, our inquiry has not been so limited.

(f)We assume that all public documents examined by us are accurate, complete, and authentic and that all official public records related thereto (including their proper indexing and filing) are accurate and complete.

(g)We assume as to all factual matters that (i) all representations and warranties of the parties contained in the Underwriting Agreement are true, correct, and complete in all material respects, (ii) all covenants of the parties to the Underwriting Agreement will be, in all material respects, fully complied with, and (iii) all parties to the Underwriting Agreement will act in accordance with and refrain from taking any action forbidden by the terms and conditions of the Underwriting Agreement.

(h)We assume there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Underwriting Agreement or the Preferred Stock.

(i)We assume that each party to the Underwriting Agreement (other than the Company) has satisfied those legal requirements that are applicable to such party to the extent necessary to make the Underwriting Agreement enforceable against such party.

(j)We assume that each party to the Underwriting Agreement (other than the Company) has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Underwriting Agreement against the Company.

(k)We assume there has been no mutual mistake of fact, misunderstanding, duress, fraud, collusion or undue influence between any of the parties to the Underwriting Agreement.

In each instance in this opinion letter in which we state that we have made certain assumptions, we wish to advise you that we have no knowledge of any inaccuracy of any such assumption, but we do not express an opinion with respect to matters so assumed.
We are members of the bar of the State of Texas and we express no opinion as to the laws of any jurisdiction, domestic or foreign (including the United States of America), other than the laws of the State of Texas.
The opinions set forth above are solely for your benefit in connection with the Underwriting Agreement and the transactions contemplated thereunder, and they may not be relied upon in any manner by any other person or for any other purpose, without our prior written consent, except that Morgan, Lewis & Bockius LLP may rely on these opinions as to all matters of Texas law in rendering its opinions dated the date hereof required to be delivered under the Underwriting Agreement.
Very truly yours,
DUGGINS WREN MANN & ROMERO, LLP

EXHIBIT C
[Letterhead of Morgan, Lewis & Bockius LLP]
September 10, 2019
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:
We, together with Mark G. Otts, Esq., Assistant General Counsel-Corporate and Securities of Entergy Services, LLC, and Duggins Wren Mann & Romero, LLP, of Austin, Texas, have acted as counsel for Entergy Texas, Inc., a Texas corporation (the “Company”), in connection with the issuance and sale to you, pursuant to the Underwriting Agreement, dated September 3, 2019 (the “Underwriting Agreement”), between the Company and you, of 1,400,000 shares of the Company’s 5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) (the “Preferred Stock”). This opinion is being rendered to you at the request of the Company pursuant to Section 7(d) of the Underwriting Agreement. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Underwriting Agreement.
In our capacity as such counsel, we have either participated in the preparation of, or have examined and are familiar with: (a) the Certificate of Formation (including the Resolution) and the Company’s Amended and Restated Bylaws; (b) the Underwriting Agreement; (c) the Registration Statement, the Disclosure Package and the Prospectus; (d) the records of various corporate proceedings relating to the authorization, issuance and sale of the Preferred Stock by the Company and the execution and delivery by the Company of the Underwriting Agreement; and (e) the proceedings before, and the order entered by, the FERC under the Federal Power Act relating to the issuance and sale of the Preferred Stock by the Company. As to questions of fact material to the opinions expressed herein, we have relied upon representations and certifications of officers of the Company (including but not limited to those contained in the Registration Statement, the Disclosure Package, the Prospectus, the Underwriting Agreement and certificates delivered at the closing of the sale of the Preferred Stock) and appropriate public officials without independent verification of such matters except as otherwise described herein. We have also examined or caused to be examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of the documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such latter documents. We have not examined the Preferred Stock, except a specimen thereof, and we have relied upon a certificate of the Transfer Agent and Registrar as to the countersignature and registration thereof.
Subject to the foregoing and to the further exceptions and qualifications set forth below, we are of the opinion that:
(1)        The Preferred Stock has been duly authorized for issuance and sale to the Underwriter pursuant to the Underwriting Agreement and when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement will be validly issued, fully paid and non-assessable.

(2)        The statements made in the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (together with the other information in the Disclosure Package), and the Prospectus under the caption “Description of the Series A Preferred Stock”, insofar as they purport to constitute a summary of certain provisions of the Certificate of Formation (including the Resolution), constitute an accurate summary in all material respects.
(3)        The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
(4)        Except as to the financial statements and other financial, statistical or accounting information, including any such data presented in interactive data format, included or incorporated by reference therein, upon which we do not express an opinion, the Registration Statement, on the date that it was filed by the Company with the Commission under the Securities Act, and the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b), complied as to form in all material respects with the applicable requirements of the Securities Act and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to said instructions, rules and regulations are deemed to comply therewith; and, with respect to the documents or portions thereof filed with the Commission by the Company pursuant to the Exchange Act, and incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3, such documents or portions thereof (except as to the financial statements and other financial, statistical or accounting information, including any such data presented in interactive data format, included or incorporated by reference therein, upon which we do not express an opinion), on the date filed with the Commission, complied as to form in all material respects with the applicable provisions of the Exchange Act, and the applicable instructions, rules and regulations of the Commission thereunder or pursuant to said instructions, rules and regulations are deemed to comply therewith; the Registration Statement was effective immediately upon filing under the Securities Act on the date that it was filed by the Company with the Commission thereunder; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened under Section 8(d) of the Securities Act.
(5)        An appropriate order has been entered by the FERC under the Federal Power Act authorizing the issuance and sale of the Preferred Stock by the Company; to our knowledge, said order is in full force and effect; no further approval, authorization, consent or other order of any governmental body (other than under the Securities Act, which has been duly obtained) under the federal law of the United States of America or the laws of the States of New York and Texas that in our experience are normally applicable to transactions of the type contemplated by the Underwriting Agreement, but without our having made any special investigation with respect to any other law (including charters, ordinances, bylaws and other laws enacted by political subdivisions of the State of New York) and other than any state securities or “blue sky” laws or the antifraud laws of any jurisdiction, as to which we express no opinion, is legally required to permit the issuance and sale of the Preferred Stock by the Company pursuant to the Underwriting Agreement; and no further approval, authorization, consent or other order of any governmental body is legally required to permit the performance by the Company of its obligations with respect to the Preferred Stock or under the Underwriting Agreement.
(6)        The statements set forth in the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time and the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” to the extent they constitute matters of federal income tax law or legal conclusions with respect to matters of federal income tax law, are an accurate summary of the matters referred to therein in all material respects.

In passing upon the forms of the Registration Statement and the Prospectus, we necessarily assume the correctness, completeness and fairness of the statements made by the Company and information included or incorporated by reference in the Registration Statement and the Prospectus and take no responsibility therefor, except insofar as such statements relate to us and as set forth in paragraphs (2) and (6) above. In connection with the preparation by the Company of the Registration Statement, the Disclosure Package and the Prospectus, we have had discussions with certain officers, employees and representatives of the Company and Entergy Services, LLC, with other counsel for the Company, including Duggins Wren Mann & Romero, LLP, and with the independent registered public accountants of the Company who audited certain of the financial statements incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus. We have also examined or caused to be examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this statement of belief. Based on our review of the Registration Statement, the Disclosure Package and the Prospectus and the above-mentioned discussions, although we have not independently verified the accuracy, completeness or fairness of the statements included or incorporated by reference therein and take no responsibility therefor (except to the extent such statements relate to us or as expressly set forth in paragraph (2) above), no facts have come to our attention that cause us to believe that (i) the Registration Statement, as of the latest date as of which any part of the Registration Statement relating to the Preferred Stock became, or is deemed to have become, effective under the Securities Act in accordance with the rules and regulations of the Commission thereunder, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, at the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date or at the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We do not express any opinion or belief as to (a) the financial statements or other financial, statistical or accounting information, including any such data presented in interactive data format, included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, (b) the information contained in the Disclosure Package and the Prospectus under the caption “Description of the Series A Preferred Stock-Book-Entry Only Issuance - The Depository Trust Company” or (c) the assessments of or reports on the effectiveness of internal control over financial reporting incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.
This opinion is limited to the laws of the States of New York and Texas and the federal laws of the United States of America. As to all matters of Texas law, we have relied upon the opinion of even date herewith addressed to you of Duggins Wren Mann & Romero, LLP, Texas counsel to the Company.
This opinion is solely for your benefit in connection with the Underwriting Agreement and the transactions contemplated thereunder and it may not be relied upon in any manner by any other person or for any other purpose, without our prior written consent.
Very truly yours,
Morgan, Lewis & Bockius LLP

EXHIBIT D
[Letterhead of Pillsbury Winthrop Shaw Pittman LLP]
September 10, 2019
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:
We have acted as your counsel in connection with your purchase from Entergy Texas, Inc., a Texas corporation (the “Company”), pursuant to the Underwriting Agreement dated September 3, 2019 between you and the Company (the “Agreement”) of 1,400,000 shares of the Company’s 5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) (the “Securities”). ~~This letter is delivered to you pursuant to Section 7(e) of the Agreement.~~
We have reviewed (a) the Agreement, (b) the proceedings before, and the order (the “Order”) entered by, the Federal Energy Regulatory Commission (the “FERC”) under the Federal Power Act, (c) the Registration Statement on Form S-3 (File No. 333-233403-02) (the “Registration Statement”) filed by the Company to register the ~~Securities~~ with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), including the Company’s Prospectus contained therein (the “Base Prospectus”), which incorporates by reference the Incorporated Documents referred to below, (d) the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement, Subject to Completion, dated September 3, 2019, relating to the offer and sale of the Securities (as so supplemented, the “Preliminary Prospectus”) filed by the Company with the Commission pursuant to Rule 424(b)(3) under the Securities Act, which also incorporates by reference the Incorporated Documents, (e) the Company’s Final Terms and Conditions dated September 3, 2019 relating to the offer and sale of the ~~Securities~~ filed by the Company with the Commission as an “issuer free writing prospectus” pursuant to Rule 433 under the Securities Act (the “Term Sheet”), (f) the Base Prospectus, as supplemented by the Prospectus Supplement dated September 3, 2019, relating to the offer and sale of the Securities (as so supplemented, the “Final Prospectus”) filed by the Company with the Commission pursuant to Rule 424(b)(2) under the Securities Act, which also incorporates by reference the Incorporated Documents, and (g) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”), the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019 and June 30, 2019 (the “Quarterly Reports”) and the Company’s Current Reports on Form 8-K dated January 8, 2019, January 25, 2019 and August 21, 2019 (such Current Reports, together with the Annual Report and the Quarterly Reports, the “Incorporated Documents”), in each case filed by the Company with the Commission under the Securities Exchange Act of 1934 (the “Exchange Act”). We have also reviewed such other agreements, documents, records, certificates and materials, and have satisfied ourselves as to such other matters, as we have considered relevant or necessary for purposes of this letter. We have not reviewed any certificates representing the Securities, except a form thereof.
In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons. In delivering this letter, we have relied, without independent verification, as to factual matters, on certificates and other written or oral notices or statements of governmental and other public officials and of officers and other representatives of the Company, on representations made by the Company in the Agreement and on statements in the Registration Statement, the Preliminary Prospectus, the Term Sheet, the Final Prospectus and the Incorporated Documents.
On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.
The Registration Statement automatically became effective under the Securities Act on the date it was filed by the Company with the Commission thereunder and, to our knowledge, based solely upon a review of the page entitled “Stop Orders” on the Commission’s website on the date hereof, as of the time of such review, no stop order with respect thereto has been issued, and no proceedings therefor are pending or threatened, under Section 8 of the Securities Act.

2.
The Order has been issued by the FERC under the Federal Power Act authorizing the issuance and sale of the Securities by the Company, and, to our knowledge, the Order is in full force and effect; and no further Governmental Approval (as defined below) under the Applicable Law (as defined below) is required to be obtained or made by the Company for the execution and delivery by the Company of the Securities or the Agreement or the consummation by the Company of the transactions contemplated by the Agreement (including the issuance and sale of the Securities by the Company under the Agreement) other than those Governmental Approvals that have been previously obtained or made.

3.
The statements set forth under the caption “Description of the Series A Preferred Stock” in the Preliminary Prospectus and the Final Prospectus (together with, in the case of the Preliminary Prospectus, the statements set forth in the Term Sheet), to the extent that such statements purport to constitute summaries of certain provisions of the Company’s Amended and Restated Certificate of Formation and the Statement of Resolution Establishing the Series A Preferred Stock of Entergy Texas, Inc., in each case as amended and in effect as of the date hereof, are accurate in all material respects.

As used in this letter, (i) “Governmental Approval” means any authorization, consent, approval or license (or the like) of, or exemption (or the like) from, or registration or filing (or the like) with, or report or notice (or the like) to, any governmental unit, agency, commission, department or other authority that may be applicable to the Company or any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company or any of its properties and (ii) “Applicable Law” means the federal law of the United States of America or the law of the State of New York that in our experience is normally applicable to transactions of the type contemplated by the Agreement, but without our having made any special investigation with respect to any other law (including charters, ordinances, bylaws and other laws enacted by political subdivisions of the State of New York) and other than any federal or state securities or “blue sky” laws or the antifraud laws of any jurisdiction.
Whenever we qualify a statement in this letter with the words “to our knowledge,” it indicates that, in the course of our representation of you in connection with the transaction contemplated by the Agreement, no information that would give us actual knowledge of the inaccuracy of such statement has come to the attention of the lawyers in this firm who have rendered legal services in connection with such transaction. We have not made any independent investigation to determine the accuracy of any such statement, except as expressly described herein, and any limited inquiry undertaken by us during the preparation of this letter should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of such statement should be drawn from our representation of you in other matters in which such lawyers are not involved.
In the course of the preparation by the Company of the Registration Statement, the Preliminary Prospectus and the Final Prospectus, we had conferences with certain officers and other representatives of and counsel for the Company, with representatives of Deloitte & Touche LLP, the Company’s independent registered public accountants who audited certain of the financial statements incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, and with your representatives, during which the contents of the Registration Statement, the Preliminary Prospectus and the Final Prospectus were discussed. We did not participate in the preparation by the Company of the Incorporated Documents or the selection of information contained therein or omitted therefrom by the Company; however, we reviewed drafts of the Annual Report and the Quarterly Reports prior to the time they were filed by the Company with the Commission under the Exchange Act. Based on our review of the Registration Statement, the Preliminary Prospectus, the Term Sheet, the Final Prospectus and the Incorporated Documents and our discussions in the conferences described above:

(a)
Each of the Registration Statement, at the date it was filed by the Company with the Commission under the Securities Act, and the Final Prospectus, at the date it was filed by the Company with the Commission pursuant to Rule 424(b)(2) under the Securities Act, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

(b)
Although we have not independently verified the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Final Prospectus and take no responsibility therefor (except to the extent that such statements relate to us or as set forth in paragraph 3 above), no facts have come to our attention that cause us to believe that:

(i)
the Registration Statement (including the information deemed to be a part thereof pursuant to Rule 430B(f) under the Securities Act), at the most recent effective date of the part of the Registration Statement relating to the Securities determined pursuant to Rule 430B(f)(2) under the Securities Act and when read together with the Incorporated Documents, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)
the Preliminary Prospectus, at 2:40 p.m., New York City time, on the date of the Agreement (which is the Applicable Time within the meaning of the Agreement) and when read together with the Term Sheet and the Incorporated Documents, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii)
the Final Prospectus, at its date or the date hereof and when read together with the Incorporated Documents, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Notwithstanding the foregoing, we express no opinion or belief in paragraph (a) or (b) above as to the financial statements or schedule or other financial, statistical or accounting information contained or incorporated by reference in or omitted from the Registration Statement, the Preliminary Prospectus or the Final Prospectus.

In addition, in making the statement with respect to each of the Registration Statement and the Final Prospectus in paragraph (a) above, we have necessarily assumed the correctness and completeness of the statements made by the Company therein and in connection with the Company’s preparation thereof.
Our opinions set forth in this letter are limited to the Applicable Law and, in the case of our opinions set forth in paragraph 1 above, the federal securities law of the United States of America, in each case as in effect on the date hereof, and we express no opinion as to any other law. We have no responsibility or obligation to update this letter or to take into account changes in law, facts or any other developments of which we may later become aware.
This letter is delivered only to you by us as your counsel solely for your benefit in connection with the transaction contemplated by the Agreement and may not be used, circulated, furnished, quoted or otherwise referred to or relied upon for any other purpose or by any other person or entity (including by any person or entity that acquires any of the Securities from you) for any purpose without our prior written consent.
Very truly yours,
PILLSBURY WINTHROP SHAW PITTMAN LLP

EXHIBIT E
ITEMS CONTAINED IN EXCHANGE ACT DOCUMENTS
PURSUANT TO SECTION 7(f)(iv) OF THE UNDERWRITING AGREEMENT
FOR INCLUSION IN THE LETTER OF THE ACCOUNTANTS
REFERRED TO THEREIN

Exchange Act Document	Caption	Page	Item
Annual Report on Form 10-K for the year ended December 31, 2018	“SELECTED FINANCIAL DATA FIVE-YEAR COMPARISON”	425	The amounts of electric operating revenues (by source) for the twelve month periods ended December 31, 2018, 2017, 2016, 2015 and 2014
Quarterly Report on Form 10-Q for the period ended March 31, 2019	“SELECTED OPERATING RESULTS”	139	The amounts of electric operating revenues (by source) for the three month periods ended March 31, 2019 and 2018
Quarterly Report on Form 10-Q for the period ended June 30, 2019	“SELECTED OPERATING RESULTS”	179	The amounts of electric operating revenues (by source) for the three and six month periods ended June 30, 2019 and 2018